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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4 of Nabors Industries, Inc. and related Prospectus and Proxy Statement of Nabors Industries, Inc. and Bayard Drilling Technologies, Inc., to be filed on or about February 12, 1999, of our report dated August 22, 1997, on our audit of the financial statements and financial statement schedules of Ward Drilling Company, Inc. We also consent to the reference to our firm under the caption "Experts."



/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Oklahoma City, Oklahoma
February 12, 1999